Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-72875) pertaining to the Lincoln Life Flexible Premium Variable Life Account S, and to the use therein of our report dated February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company.


                                             /s/ Ernst & Young, LLP



Fort Wayne, Indiana
April 27, 1999